EXHIBIT 4.2(a)


                            MISSISSIPPI POWER COMPANY

                                       TO

                             BANKERS TRUST COMPANY,
                                    TRUSTEE.






                          FIRST SUPPLEMENTAL INDENTURE

                            DATED AS OF MAY 19, 1998






                                   $55,000,000


                  SERIES A 6.75% SENIOR INSURED QUARTERLY NOTES

                                DUE JUNE 30, 2038


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                               TABLE OF CONTENTS1
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                                                                                                               PAGE



ARTICLE 1.........................................................................................................1


SECTION 101. Establishment........................................................................................1


SECTION 102. Definitions..........................................................................................2


SECTION 103. Payment of Principal and Interest....................................................................2


SECTION 104. Denominations........................................................................................3


SECTION 105. Global Securities....................................................................................3


SECTION 106. Transfer.............................................................................................4


SECTION 107.  Redemption at the Company's Option..................................................................4


SECTION 108.  Redemption at the Holder's Option...................................................................4


ARTICLE 2.........................................................................................................7


SECTION 201.  Supplemental Indentures.............................................................................7


SECTION 202.  Events of Default and Remedies......................................................................7


SECTION 203.  Insurance Policy Payment Procedures.................................................................7


SECTION 204.  Application of Term "Outstanding" to Series A Notes.................................................8

1This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.
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SECTION 205.  Insurer as Third Party Beneficiary..................................................................8


SECTION 206.  Concerning the Special Insurance Provisions.........................................................8


ARTICLE 3.........................................................................................................9


SECTION 301.  Recitals by Company.................................................................................9


SECTION 302.  Ratification and Incorporation of Original Indenture................................................9


SECTION 303.  Executed in Counterparts............................................................................9

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THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 19th day of May, 1998, by and between MISSISSIPPI POWER COMPANY, a Mississippi corporation, 2992 West Beach, Gulfport, Mississippi 39501 (the "Company"), and BANKERS TRUST COMPANY, a banking corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office at Four Albany Street, New York, New York 10006 (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of May 1, 1998 (the "Original Indenture"), with Bankers Trust Company;

                  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this First Supplemental Indenture, is herein called the "Indenture";

                 WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established by the Board of Directors of the Company in accordance with he provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

                 WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;

                 WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

                 WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

                 NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                              Series A Senior Notes

          SECTION 101. Establishment. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company's Series A 6.75% Senior Insured Quarterly Notes due June 30, 2038 (the "Series A Notes").


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         There are to be authenticated and delivered $55,000,000 principal amount of Series A Notes, and no further Series A Notes shall be authenticated and delivered except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series A Notes shall be issued in definitive fully registered form.

         The Series A Notes shall be issued in the form of one Global Security in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Series A Notes shall be The Depository Trust Company.

         The form of the Trustee's Certificate of Authentication for the Series A Notes shall be in substantially the form set forth in Exhibit B hereto.

         Each Series A Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

         SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Insurance Trustee" means the United States Trust Company of New York, New York, New York, or any successor thereto, as the Insurance Trustee under the Policy.

         "Insurer" means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation.

         "Interest Payment Dates" means March 31, June 30, September 30, and December 31 of each year.

         "Original Issue Date" means May 19, 1998.

         "Policy" means the financial guaranty insurance policy issued by the Insurer with respect to payments due for principal of and interest on the Series A Notes as provided in such policy.

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date.

         "Stated Maturity" means June 30, 2038.

         SECTION 103. Payment of Principal and Interest. The unpaid principal amount of the Series A Notes shall bear interest at the rate of 6.75% per annum until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Series A Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable.

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Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series A Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series A Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series A Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

         Payments of interest on the Series A Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series A Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

         Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Series A Notes shall be made upon surrender of the Series A Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

         SECTION 104. Denominations. The Series A Notes may be issued in the denominations of $1,000, or any integral multiple thereof.

         SECTION 105. Global Securities. The Series A Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series A Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series A Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

         Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series A Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.
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         A Global Security shall be exchangeable for Series A Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series A Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Notes registered in such names as the Depositary shall direct.

         SECTION 106. Transfer. No service charge will be made for any transfer or exchange of Series A Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         The Company shall not be required (a) to issue, transfer or exchange any Series A Notes during a period beginning at the opening of business fifteen
(15) days before the day of the mailing of a notice identifying the serial numbers of the Series A Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Series A Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series A Note redeemed in part.

         SECTION 107. Redemption at the Company's Option. The Series A Notes shall be subject to redemption at the option of the Company, in whole or in part, without premium or penalty, at any time or from time to time on or after June 1, 2003, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date.

         In the event of redemption of the Series A Notes in part only, a new Series A Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

         The Series A Notes will not have a sinking fund.

         Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

         Any redemption of less than all of the Series A Notes shall, with respect to the principal thereof, be divisible by $1,000.

         SECTION 108. Redemption at the Holder's Option. For purposes of this
Section 108, a "Beneficial Owner" means the Person who has the right to sell, transfer or otherwise dispose of an interest in a Series A Note and the right to receive the proceeds therefrom, as well as the interest and principal payable to


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the Holder thereof. In general, a determination of beneficial ownership in the
Series A Notes will be subject to the rules, regulations and procedures governing the Depositary and institutions that have accounts with the Depositary or a nominee thereof ("Participants"). Participants may hold interests in the Series A Notes as Beneficial Owners for their own accounts, or as nominees for other Persons.

         Unless the Series A Notes have been declared due and payable prior to their maturity by reason of an Event of Default, the Representative (as hereinafter defined) of a deceased Beneficial Owner has the right to request redemption of all or part of his interest, expressed in integral multiples of $1,000 principal amount, in the Series A Notes for payment prior to its maturity, and the Company will redeem the same subject to the limitations that the Company will not be obligated to redeem, during the period from the Original Issue Date through and including June 1, 1999 (the "Initial Period"), and during any twelve-month period which ends on and includes each June 1 thereafter (each such twelve-month period being hereinafter referred to as a "Subsequent Period"), (i) on behalf of a deceased Beneficial Owner any interest in the Series A Notes which exceeds an aggregate principal amount of $25,000 or (ii) interests in the Series A Notes in an aggregate principal amount exceeding $1,100,000. A request for redemption may be presented to the Trustee by the Representative of a deceased Beneficial Owner at any time and in any principal amount in integral multiples of $1,000. If the Company, although not obligated to do so, chooses to redeem interests of any deceased Beneficial Owner in the Series A Notes in the Initial Period or any Subsequent Period in excess of the $25,000 limitation, such redemption, to the extent that it exceeds the $25,000 limitation for any deceased Beneficial Owner, shall not be included in the computation of the $1,100,000 limitation for such Initial Period or such Subsequent Period, as the case may be, or for any succeeding Subsequent Period.

         Subject to the $25,000 and $1,100,000 limitations, the Company will, upon the death of any Beneficial Owner, redeem the interest of such Beneficial Owner in the Series A Notes within 60 days following receipt by the Trustee of a Redemption Request (as herein defined) from such Beneficial Owner's personal representative or other Person authorized to represent the estate of the Beneficial Owner or from a surviving joint tenant(s) or tenant(s) by the entirety (each, a "Representative"). If Redemption Requests exceed the aggregate principal amount of interests in Series A Notes required to be redeemed during the Initial Period or during any Subsequent Period, then such excess Redemption Requests will be applied to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests.

         A request for redemption of an interest in the Series A Notes may be made by delivering a request to the Depositary, in the case of a Participant which is the Beneficial Owner of such interest, or to the Participant through whom the deceased Beneficial Owner owned such interest, in form satisfactory to the Participant, together with evidence of the death of the Beneficial Owner, evidence of the authority of the Representative satisfactory to the Participant and Trustee and such waivers, notices or certificates as may be required under applicable state or federal law. A Representative of a deceased Beneficial Owner may make the request for redemption and shall submit such other evidence of the right to such redemption as the Participant or Trustee shall require. The request shall specify the principal amount of the interest in the Series A Notes

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to be redeemed. A request for redemption in the form satisfactory to the
Participant and accompanied by the documents relevant to the request as above provided, together with a certification by the Participant that it holds the interest on behalf of the deceased Beneficial Owner with respect to whom the request for redemption is being made (a "Redemption Request"), shall be provided to the Depositary by a Participant and the Depositary will forward the request to the Trustee. Redemption Requests shall be in form satisfactory to the Trustee.

         The price to be paid by the Company for interests in the Series A Notes to be redeemed pursuant to a Redemption Request from a deceased Beneficial Owner's Representative is 100% of the principal amount thereof plus accrued but unpaid interest to the date of payment. Subject to arrangements with the Depositary, payment for interests in the Series A Notes which are to be redeemed shall be made to the Depositary upon presentation of Series A Notes to the Trustee for redemption in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depositary which are to be fulfilled in connection with such payment. Any acquisition of Series A Notes by the Company other than by redemption at the option of any Representative of a deceased Beneficial Owner pursuant to this Section 108 shall not be included in the computation of either the $25,000 or the $1,100,000 limitation for the Initial Period or for any Subsequent Period.

         For purposes of this Section 108, an interest in a Series A Note held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner. The death of a Person, who, during his lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in the Series A Notes will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Trustee. Such interests shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other similar joint ownership arrangements, including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where one Person has substantially all of the rights of a Beneficial Owner during such Person's lifetime.

         In the case of any Redemption Request which is presented pursuant to this Section 108 and which has not been fulfilled at the time the Company gives notice of its election to redeem Series A Notes pursuant to Section 107 hereof, such interest or portion thereof shall not be subject to redemption pursuant to such Section 107, but shall remain subject to redemption pursuant to this
Section 108.

         Subject to the provisions of the immediately preceding sentence, any Redemption Request may be withdrawn by the Person(s) presenting the same upon delivery of a written request for such withdrawal given by the Depositary to the Trustee prior to payment of such Redemption Request.



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                                    ARTICLE 2

                          Special Insurance Provisions

        SECTION 201. Supplemental Indentures. The consent of the Insurer shall be required with respect to any indenture or indentures supplemental to the Original Indenture requiring the consent of the Holders of the Series A Notes pursuant to Section 902 of the Original Indenture.

        SECTION 202. Events of Default and Remedies. If an Event of Default with respect to the Series A Notes occurs and is continuing, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of the Series A Notes or the Trustee for the benefit of the Holders of the Series A Notes under the Indenture, including, without limitation, (i) the right to accelerate the principal of the Series A Notes as provided in Section 502 of the Original Indenture, and (ii) the right to annul any such declaration of acceleration, and the Insurer shall also be entitled to approve any waiver of an Event of Default with respect to the Series A Notes.

        SECTION 203. Insurance Policy Payment Procedures. (a) The Insurer will make payments of principal or interest due on the Series A Notes in accordance with the Policy on or before the first (1st) Business Day next following the date on which the Insurer shall have received notice of Nonpayment (as defined in the Policy) from the Trustee.

        (b) In the event of Nonpayment and notification thereof to the Insurer, the Security Registrar shall make available to the Insurer and, at the Insurer's direction, to the Insurance Trustee, the books kept by the Security Registrar for the registration and for the registration of transfer of Series A Notes as provided in the Indenture.

        (c) The Trustee shall, at the time it provides notice to the Insurer pursuant to (a) above, notify Holders of Series A Notes entitled to receive the payment of principal or interest thereon from the Insurer (i) as to the fact of such entitlement, (ii) that the Insurer will remit to them all or a part of the interest payments next coming due upon proof of Holder entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the Holder's right to payment, (iii) that should they be entitled to receive full payment of principal from the Insurer, they must surrender their Series A Notes (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Series A Notes to be registered in the name of the Insurer) for payment to the Insurance Trustee, and not the Trustee or any Paying Agent, and (iv) that should they be entitled to receive partial payment of principal from the Insurer, they must surrender their Series A Notes for payment thereon first to the Trustee, who shall note on such Series A Notes the portion of the principal paid by the Trustee, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

        (d) In the event that the Trustee has notice that any payment of principal of or interest on a Series A Note which has become Due for Payment (as



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defined in the Policy) and which is made to a Holder by or on behalf of the
Company has been deemed a preferential transfer and theretofore recovered from its Holder owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with a final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time the Insurer is notified pursuant to (a) above, notify all Holders of the Series A Notes that in the event that any Holder's payment is so recovered, such Holder will be entitled to payment from the Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee shall furnish to the Insurer its records evidencing the payments of principal of and interest on the Series A Notes which have been made by the Trustee and subsequently recovered from Holders and the dates on which such payments were made.

        (e) In addition to those rights granted the Insurer under the Indenture, the Insurer shall, to the extent it makes payment of principal of or interest on Series A Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee shall note the Insurer's rights as subrogee on the registration books of the Company maintained by the Trustee upon receipt from the Insurer of proof of the payment of interest thereon to the Holders of the Series A Notes, and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note the Insurer's rights as subrogee on the registration books of the Company maintained by the Trustee upon surrender of the Series A Notes by the Holders thereof together with proof of the payment of principal thereof.

        SECTION 204. Application of Term "Outstanding" to Series A Notes. In the event that the principal and/or interest due on the Series A Notes shall be paid by the Insurer pursuant to the Policy, the Series A Notes shall remain Outstanding for all purposes of the Indenture, not be considered defeased or otherwise satisfied and not be considered paid by the Company, and the assignment and pledge of the Indenture and all covenants, agreements and other obligations of the Company to the Holders of the Series A Notes shall continue to exist and shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such Holders to the extent of each such payment.

        SECTION 205. Insurer as Third Party Beneficiary. To the extent that the Indenture confers upon or gives or grants to the Insurer any right, remedy or claim under or by reason of the Indenture, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder.

        SECTION 206. Concerning the Special Insurance Provisions. The provisions of this Article 2 shall apply notwithstanding anything in the Indenture to the contrary, but only so long as the Policy shall be in full force and effect and the Insurer is not in default thereunder.


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                                    ARTICLE 3

                            Miscellaneous Provisions

         SECTION 301. Recitals by Company The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series A Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

         SECTION 302. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 303. Executed in Counterparts This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.




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                  IN WITNESS WHEREOF, each party hereto has caused this
instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ATTEST:                                     MISSISSIPPI POWER COMPANY


By:                                         By:





ATTEST:                                     BANKERS TRUST COMPANY, as Trustee


By:                                         By:




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                                    EXHIBIT A

                              FORM OF SERIES A NOTE

NO. 1                                                  CUSIP NO. 605417BJ2


                            MISSISSIPPI POWER COMPANY
                  SERIES A 6.75% SENIOR INSURED QUARTERLY NOTE
                                DUE JUNE 30, 2038



  Principal Amount:            $_____________

  Regular Record Date:         15th calendar day prior to Interest Payment Date

  Original Issue Date:         May 19, 1998

  Stated Maturity:             June 30, 2038

  Interest Payment Dates:      March 31, June 30, September 30 and December 31

  Interest Rate:               6.75% per annum

  Authorized Denomination:     $1,000

  Initial Redemption Date:     June 1, 2003


         Mississippi Power Company, a Mississippi corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________________________________, or registered assigns, the principal sum of _________ DOLLARS ($__________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such

Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

         Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

         Payment of the principal of and interest due at the Stated Maturity or earlier redemption of the Series A Notes shall be made upon surrender of the Series A Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

         Financial Guaranty Insurance Policy No. FG0356BE (the "Policy") with respect to payments due for principal of and interest on this Note has been issued by Ambac Assurance Corporation ("Ambac Assurance"). The Policy has been delivered to the United States Trust Company of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from Ambac Assurance or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Note acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                                     MISSISSIPPI POWER COMPANY



                                                     By:
                                      Name:
                                     Title:

Attest:



Title:



                {Seal of MISSISSIPPI POWER COMPANY appears here}

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Senior Notes referred to in the within-mentioned Indenture.

                                   BANKERS TRUST COMPANY,
                                   as Trustee


                                   By:

                             (Reverse Side of Note)


         This Note is one of a duly authorized issue of Senior Notes of the Company (the "Notes"), issued and issuable in one or more series under a Senior
Note Indenture, dated as of May 1, 1998, as supplemented (the "Indenture"), between the Company and Bankers Trust Company, Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series A 6.75% Senior Insured Quarterly Notes due June 30, 2038 (the "Series A Notes") in the aggregate principal amount of up to $55,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note at any time on or after June 1, 2003 at the option of the Company, without premium or penalty, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date.

         In addition, at the option of any deceased Beneficial Owner's Representative, interests in the Series A Notes are redeemable at 100% of their principal amount, plus accrued interest, subject to certain limitations provided in the Indenture.

         In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. The Notes will not have a sinking fund.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

         This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in          UNIF GIFT MIN ACT- _______ Custodian ________
         common                                    (Cust)              (Minor)
TEN ENT- as tenants by the
         entireties                                     under Uniform Gifts to
 JT TEN- as joint tenants                               Minors Act
         with right of
         survivorship and                             ________________________
         not as tenants                                                 (State)
        in common


                    Additional abbreviations may also be used
                          though not on the above list.


        FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE
OF ASSIGNEE



the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:



                                  NOTICE: The signature to this
                                  assignment must correspond with the
                                  name as written upon the face of the
                                  within instrument in every
                                  particular without alteration or
                                  enlargement, or any change whatever.

                                    EXHIBIT B


                          CERTIFICATE OF AUTHENTICATION


         This is one of the Senior Notes referred to in the within-mentioned Indenture.

                                   BANKERS TRUST COMPANY,
                                   as Trustee


                                   By: